Exhibit 99.1
TerraForm Power Announces First Closing of the Acquisition of 930 MW of Wind Power Plants from Invenergy

BETHESDA, Md., December 16, 2015 /GlobeNewswire/ -- TerraForm Power, Inc. (Nasdaq: TERP), an owner and operator of clean energy power plants, today announced the closing of its acquisition of 832 megawatts (net) of wind power plants from Invenergy Wind LLC ("Invenergy"), the largest independent wind owner in the United States. A second closing for an additional 98 MW (net) of power plants is expected by April 2016. This acquisition adds a sizeable, high-quality contracted power plant portfolio to the TerraForm Power fleet.

“The addition of these high-quality wind power plants further strengthens the TerraForm Power fleet,” said Brian Wuebbels, TerraForm Power's chief executive officer. “It increases our fleet size by 48%, from 1.9 GW to 2.8 GW. On a pro forma basis, it extends our average remaining contract life from 16 years to 17 years. It improves the average counterparty credit rating from A- to A, and it increases our North America focus with the US and Canada now representing 83% of the total fleet, up from 75% at the end of the third quarter.”

Portfolio Key Metrics

•	Size	7 wind farms comprising 930 MW (net ownership)
•	Status	832 MW operational, 98 MW expected to reach commercial operation and financial close by April 2016
•	Location	852 MW in the US (Nebraska, Illinois, Texas) and 78 MW in Canada (Ontario)
•	Contract life	19 years remaining life (weighted average)
•	Off-taker rating	AA (weighted average)
•	Off-takers	TVA, Omaha Public Power District, Lincoln Electric System, City of Grand Island, Ontario Power Authority, Merrill Lynch Commodities
•	Turbines	100% GE

Acquisition Financing

$801 million	Non-recourse project debt assumed or incurred in connection with the acquisition
$417 million	Pro rata portion of new $500 million non-recourse term loan
$744 million	Cash on hand (including net proceeds of $300 million offering of senior notes in July 2015)
$1,962 million	Aggregate consideration (excluding tax equity portion of capitalization)

In connection with the acquisition TerraForm Power was provided with committed financing by a syndicate of banks in the form of a $500 million non-recourse term loan that is secured by the equity interests in the Invenergy assets and certain other drop-down assets from SunEdison.  The term loan bears interest at LIBOR plus 5.50%, subject to a 1.00% LIBOR floor, and has a final maturity of January 2019 upon the execution of extension options at TerraForm Power’s sole discretion. This new term loan can be fully prepaid at par.

Once all projects are operational, the first year adjusted EBITDA (before minority ownership) is expected to be $147 million, and unlevered CAFD (before all project and HoldCo debt payments) is expected to be $139 million.

Invenergy is a developer, owner and operator of utility-scale power generation and storage solutions and is North America’s largest independent, privately-held wind power generation company. It’s portfolio of clean power projects includes operating facilities totaling approximately 6.6 gigawatts (GW), with another 2.5 GW under construction or contract. This transaction recognizes the quality and value of Invenergy’s assets and track record of excellence in operations.

This transaction represents the transfer of approximately one-tenth of Invenergy's total portfolio. Invenergy is retaining a 9.9 percent ownership interest in the U.S. power plants (which TerraForm Power or SunEdison may acquire in the future), and Invenergy will continue to operate and maintain the wind turbines for the U.S. assets included in the transaction. TerraForm Power has assumed 100% ownership of the Raleigh project in Canada. Invenergy is using transaction proceeds to pay off debt and fund the continued growth of its industry-leading development pipeline.

Advisors

Morgan Stanley acted as lead financial advisor to TerraForm Power. Citi served as joint financial advisor and also acted as lead financing structuring agent. Goldman Sachs acted as exclusive financial advisor to Invenergy. Orrick acted as lead legal counsel to TerraForm Power. Winston & Strawn acted as legal counsel to Invenergy.

About TerraForm Power

TerraForm Power is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: http://www.terraformpower.com.

About Invenergy

Invenergy is delivering innovation in energy. Invenergy and its affiliated companies develop, own, and operate large-scale renewable and other clean energy generation and storage facilities in the Americas, and Europe. Invenergy's home office is located in Chicago and it has regional development offices in the United States, Canada, Mexico, Japan, and Europe.

Invenergy and its affiliated companies have developed more than 10,300 MW of projects that are in operation, in construction, or under contract, including wind, solar, and natural gas-fueled power generation projects and energy storage facilities. For more information, please visit www.invenergyllc.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made.  Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; our ability to successfully identify, evaluate, and consummate acquisitions from SunEdison or third parties or changes in expected timing of any acquisitions; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of capital markets and our ability to borrow additional funds and access capital markets; the impact of foreign exchange rate fluctuations; our ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control.

TerraForm Power disclaims any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Cash Available for Distribution (CAFD)

CAFD is a supplemental non-GAAP measure of TerraForm Power's ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs.

Contacts

Press for TerraForm Power:
Anne Granfield, Finsbury
Anne.Granfield@finsbury.com
+1 (646) 805-2033

Press for Invenergy:
Mary Ryan, Senior Manager, Public Relations
mryan@invenergyllc.com
 +1 (312) 582-1424

Investors / Analysts for TerraForm Power:
Brett Prior
bprior@terraform.com
+1 (650) 889-8628